Exhibit 99.01

Palisade Bio Announces Reverse Stock Split

Carlsbad, CA – November 15, 2022 — Palisade Bio, Inc. (Nasdaq: PALI), a clinical stage biopharmaceutical company advancing therapies for acute and chronic gastrointestinal (GI) complications, today announced a 1-for-50 reverse split of its common stock, par value $0.01 (“Common Stock”), effective at 4:01 PM ET today. Beginning on November 16, 2022, the Company’s Common Stock will continue to trade on The Nasdaq Capital Market (“Nasdaq”) on a split adjusted basis under the trading symbol “PALI,” but will trade under the following new CUSIP number starting November 16, 2022: 696389204.

The reverse stock split was approved by Palisade Bio’s stockholders at the special meeting of stockholders held on October 4, 2022. The reverse stock split is primarily intended to increase the Company’s per share trading price and bring the Company into compliance with the Nasdaq’s listing requirement regarding minimum share price.

As a result of the reverse stock split, every 50 shares of Common Stock issued and outstanding as of the effective date will be automatically combined into one share of Common Stock. Outstanding warrants, equity-based awards and other outstanding equity rights will be proportionately adjusted by dividing the shares of Common Stock underlying the securities by 50 and multiplying the exercise/conversion price, as the case may be, by 50. No fractional shares will be issued as a result of the reverse stock split. Stockholders of record otherwise entitled to receive a fractional share as a result of the reverse stock split will receive a cash payment in lieu of such fractional shares. The par value of the Common Stock will remain unchanged at $0.01 per share after the reverse split. The reverse split affects all stockholders uniformly and will not alter any stockholder’s percentage interest in the Company’s equity, except to the extent that the reverse split results in some stockholders owning a fractional share as described above.

Additional information concerning the reverse stock split can be found in Palisade Bio’s definitive proxy statement filed with the Securities and Exchange Commission on August 31, 2022.

About Palisade Bio

Palisade Bio is a biopharmaceutical company focused on developing therapeutics that protect the integrity of the intestinal barrier. The Company utilizes over three decades of research and established science that links the role of intestinal barrier biology and human disease to develop novel therapeutics that target and improve the integrity of the intestinal barrier.

The Company’s lead program, LB1148, is a broad-spectrum serine protease inhibitor which acts to neutralize digestive enzymes, potentially reducing intestinal damage. In clinical studies, LB1148 has demonstrated positive results in accelerating the time to return of postoperative bowel function, and the Company recently presented analysis that LB1148 reduced the incidence and severity of post-surgical abdominal adhesions. LB1148 is currently being evaluated in a Phase 2 study for the prevention of post-surgical abdominal adhesions.

The Company believes that addressing the disruption of the intestinal barrier can fundamentally change the way diseases are treated and establish new standards of patient care. For more information, please go to www.palisadebio.com.

Forward Looking Statements

This communication contains “forward-looking” statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements regarding the Company’s intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things: progress of studies, including opening additional clinical trial sites, timing of results or data, progress and completion of patient enrollment, including timing thereof and the Company’s co-development partner’s expectation to complete enrollment; regulatory progress and strategy, including potential registration and commercialization of LB1148; the extent of the cash runway; the closing of the underwritten public offering; and expected proceeds from financings. Any statements contained in this communication that are not statements of historical fact may be deemed to be forward-looking statements. These forward-looking statements are based upon the Company’s current expectations. Forward-looking statements involve risks and uncertainties. The Company’s actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, the Company’s ability to advance its clinical programs, the uncertain and time-consuming regulatory approval process; the Company’s ability to achieve additional financing to fund future operations and the Company’s ability to comply with the continued listing requirements for Nasdaq. Additional risks and uncertainties can be found in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the Securities and Exchange Commission (“SEC”) on March 17, 2022, Quarterly Report on Form 10-Q for the quarter ended September 30, 2022, filed with the SEC on November 14, 2022, as well as discussions of potential risks, uncertainties, and other important factors in our subsequent filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date hereof and the Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

Investor Relations Contact

JTC Team, LLC

Jenene Thomas

833-475-8247

PALI@jtcir.com

Source: Palisade Bio